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                        CONSENT OF INDEPENDENT AUDITORS





We consent to the references to our firm under the captions "Selected Consolidated Financial Information" and "Experts" in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-18677) and related Prospectus of St. Paul Bancorp, Inc. for the registration of $100,000,000 of Senior Notes and to the incorporation by reference therein of our report dated January 17, 1996, with respect to the consolidated financial statements of St. Paul Bancorp, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                       ERNST & YOUNG LLP



Chicago, Illinois
February 10, 1997